UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2021

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	MCBC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Macatawa Bank Corporation's (the "Company") annual meeting of shareholders was held on May 4, 2021. At that meeting, the shareholders voted on three proposals and cast their votes as described below.

Proposal 1

Three nominees for director for a term of three years stood for election at the meeting. All nominees for director were elected by the following votes:

Election of Directors	Votes Cast
				Broker
	For	Against	Abstain	Non-Votes
Ronald L. Haan	21,833,191	1,772,546	12,698	5,603,890
Douglas B. Padnos	21,557,776	1,967,327	93,332	5,603,890
Richard L. Postma	21,110,509	2,495,605	12,321	5,603,890

Proposal 2

Proposal 2 was a non-binding, advisory vote on the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the proxy statement. This proposal was approved by the following votes:

Votes Cast
For	Against	Abstain	Broker Non-Votes
21,390,835	2,029,658	197,942	5,603,890

A non-binding advisory proposal to approve compensation of the named executive officers will next occur in connection with the Company's 2022 annual meeting of shareholders.

Proposal 3

Proposal 3 was a proposal to ratify the appointment of BDO USA, LLP as independent registered public accounting firm for the year ending December 31, 2021, as described in the proxy statement. This proposal was approved by the following votes:

Votes Cast

For	Against	Abstain	Broker Non-Votes
27,708,992	1,458,967	54,366	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2021	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer